Exhibit 5.1
150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200
July 28, 2011
HealthStream, Inc.
209 10th Avenue South, Suite 450
Nashville, Tennessee 37203
Re: Shelf Registration of HealthStream, Inc.
Ladies and Gentlemen:
     We have acted as counsel to HealthStream, Inc., a Tennessee corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on July 28, 2011, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.
     The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $75,000,000 aggregate offering price of shares of common stock, no par value per share (“Common Stock”).
     In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.
     We have assumed that the documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.
      The opinions expressed below are limited to the state of Tennessee and the federal laws of the United States of America. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws or (ii) state or federal antitrust laws.
     Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
     Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Fourth Amended and Restated Charter, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company will be validly issued, fully paid and nonassessable.

HealthStream, Inc.

July 28, 2011
     Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,
/s/ Bass, Berry & Sims PLC